UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADVANCED MICRO DEVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

One AMD Place

P.O. Box 3453

Sunnyvale, CA 94088-3453

Tel: (408) 749 4000

May 16, 2013

Dear Stockholder:

We are sending you this letter as one of the largest single stockholders of Advanced Micro Devices, Inc. (AMD). We need your assistance and appreciate your attention to this important matter.

We have previously sent you proxy material for our Annual Meeting of Stockholders, which was held on May 16, 2013. In order to be able to take action on Proposal 3, the amendment and restatement of the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan, a majority of the shares outstanding had to be present and have voted on this proposal. As we did not have sufficient shares voted to be able to satisfy this requirement, we adjourned the meeting related to this proposal only until 12:00 noon Pacific Time on May 30, 2013 at the offices of AMD, One AMD Place, Sunnyvale, California.

Please help AMD avoid the expense of further solicitation by voting TODAY. Since time is of essence, please vote using the Internet or phone. It is a quick and simple process.

1.	Vote via the Internet: You may cast your vote by logging onto www.proxyvote.com and using the 12 digit control number located in the box on the right hand side of the voting instruction form to cast your vote by following the instructions on the website.

2.	Vote by Touchtone Phone: You may cast your vote by calling the phone number on the enclosed Voting Instruction Form.

Your Participation is Important — Please Vote Today!

If you have any questions relating to the voting your shares, please call MacKenzie Partners at + (212) 929-5500 (collect) or at (800) 322-2885 (toll free in North America). If you reside outside North America, you may also call 44 (0) 203 178 8061.

Thank you advance for your support,

Sincerely,

Harry A. Wolin

Senior Vice President, General Counsel and Corporate Secretary